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                                                                      Exhibit 21

                        LIST OF SIGNIFICANT SUBSIDIARIES


The following is a list of the significant subsidiaries of the registrant:

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                                                       STATE OF                    PERCENTAGE
                                                     INCORPORATION                 OWNERSHIP
NAME OF SIGNIFICANT SUBSIDIARY                      OR ORGANIZATION                OF ENTITY
------------------------------                      ---------------                ---------

Alton Gaming Company                             Illinois Corporation                 100%
The Missouri Gaming Company                      Missouri Corporation                 100%
The St. Louis Gaming Company                     Missouri Corporation                 100%
The Indiana Gaming Company                        Indiana Corporation                 100%
Iowa Gaming Company                                Iowa Corporation                   100%
Iowa Development Corporation                       Iowa Corporation                   100%
Argosy of Louisiana, Inc.                        Louisiana Corporation                100%
Jazz Enterprises, Inc.                           Louisiana Corporation                100%
Catfish Queen Partnership
    In Commendam                                 Louisiana Partnership                100%
Indiana Gaming Company, L.P.                  Indiana Limited Partnership            57.5%
Belle of Sioux City, L.P.                      Iowa Limited Partnership               70%

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